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                                                                    EXHIBIT 99.1




Press Contact:  Diane Keweshan - 703-925-3435


                        IMARK ANNOUNCES CAPITAL SHORTAGE

         Herndon, Virginia --September 15, 1998 - Imark Technologies, Inc. ("Imark" or the "Company") (NASDAQ: MAXX), "The Information Commerce Company(TM)," announced today that it is no longer receiving funding from International Advance for its current operations. Discussions are underway to resolve the situation, but Imark cannot meet its current financial commitments, including payroll. Although Imark is continuing to work to resolve the capital shortage, there can be no assurance that it will do so.


This press release, especially any statements about receiving additional funding from International Advance, includes forward-looking statements related to Imark that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the management of growth, market acceptance of certain products and other risks. These forward-looking statements are made in reliance on the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect Imark's future results, please see the Company's filings with the Security and Exchange Commission (the "Commission"). Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Actual results may differ materially from management expectations.